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EXHIBIT 23.1


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this registration statement on form S-3 (Registration No. 333-58874) of our report of the Consolidated Financial Statements of New Visual Entertainment, Inc. and Subsidiaries included in the annual report of New Visual Entertainment, Inc. on Form 10-KSB for the fiscal year ended October 31, 2000, which report is incorporated in this registration statement by reference.


The Consolidated Financial Statements consist of the Consolidated Balance Sheet as of October 31, 2000 and the related Consolidated Statements of Operations, Stockholders' Equity (Deficiency) and Cash Flows for the years ended October 31, 2000 and 1999 with related notes.




                                             /s/ GRASSI & CO., CPAs, P.C.
                                             ----------------------------------
                                             GRASSI & CO., CPAs, P.C.

New York, New York
May 25, 2001